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                                                                    Exhibit 23.3


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 14, 1997, relating to the financial statements of the Mrs. Butterworth's Business, a component of CONOPCO, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
San Francisco, California
April 21, 1998